UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2007
Meadow Valley Corporation
(Exact name of registrant as specified in charter)
Nevada
(State or other jurisdiction of incorporation)

0-25428 (Commission File Number)	88-0328443 (IRS Employer Identification Number)

4602 E. Thomas Road, Phoenix, AZ (Address of principal executive offices)	85018 (Zip Code)
Registrant’s telephone number, including area code: (602) 437-5400
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
EX-10.37

Item 1.01. Entry into a Material Definitive Agreement.
     On October 9, 2007, Meadow Valley Contractors, Inc. (“MVCI”), a wholly-owned subsidiary of Meadow Valley Corporation (the “Company”), amended and restated its Revolving Loan Agreement dated December 22, 2005 with Wells Fargo Equipment Finance, Inc. (“Wells Fargo”), formerly known as The CIT Group/Equipment Financing, Inc. Pursuant to the Amended and Restated Revolving Loan Agreement, Wells Fargo and MVCI agreed, among other things, to combine two existing revolving credit lines in the amounts of $3,000,000 and approximately $2,000,000 into one single revolving credit line of $10,000,000. The parties agreed to lower the applicable interest rate from the prime rate plus 0.75% to the prime rate plus 0.25% and to extend the term of the original Revolving Loan Agreement from December 31, 2007 until and including January 31, 2009. Further, pursuant to the Amended and Restated Revolving Loan Agreement, MVCI must pay the outstanding principal amount owing under the revolving credit line as of the termination date in 36 equal successive monthly installments commencing on February 28, 2009, rather than commencing on January 31, 2008 under the terms of the original Revolving Loan Agreement.
     The Company continues to guaranty MVCI’s obligations under the Amended and Restated Revolving Loan Agreement.
     The foregoing summary is qualified in its entirety by the terms of the Amended and Restated Revolving Loan Agreement, a copy of which is attached hereto as Exhibit 10.37.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is attached hereto and furnished herewith:

Exhibit
Number	Exhibit Description
10.37	Amended and Restated Revolving Loan Agreement, dated October 9, 2007, between Wells Fargo Equipment Finance, Inc. and Meadow Valley Contractors, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meadow Valley Corporation
Date: October 10, 2007	By:	/s/ David D. Doty
David D. Doty
Chief Financial Officer